UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2021
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AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 12th Floor
Bethesda, Maryland 20814
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	AGNC	The Nasdaq Global Select Market
Depositary shares of 7.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCN	The Nasdaq Global Select Market
Depositary shares of 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCM	The Nasdaq Global Select Market
Depositary shares of 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCO	The Nasdaq Global Select Market
Depositary shares of 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Executive Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
At a meeting held on October 21, 2021, the Board of Directors (the "Board") of AGNC Investment Corp. (the "Company") increased the size of the Board from eight to nine members and appointed Andrew A. Johnson, Jr. to the Board, effective immediately, to a term that continues until the Company's 2022 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Johnson was elected to the Audit Committee of the Board.

Mr. Johnson has over 20 years’ experience leading teams focused on fixed income investments. Mr. Johnson served as Managing Director, Head of Global Investment Grade Fixed Income and Chief Investment Officer for Neuberger Berman Investment Advisers, LLC and Neuberger Berman Fixed Income LLC from 2009 to 2019. Since 2019, Mr. Johnson has served as the Senior Diversity and Inclusion Leader at Neuberger Berman Services, where he is leading Neuberger Berman’s efforts to improve diversity and inclusion in its workforce. Prior to his roles at Neuberger Berman, Mr. Johnson was a Managing Director, Co-Head Investment Grade Fixed Income and Chief Investment Officer at Lehman Brothers Asset Management, LLC from 2003 to 2009. He currently serves as a Non-Interested Trustee on the Board of Trustees of certain mutual funds advised by Hartford Mutual Funds, Inc. Mr. Johnson holds an MBA in Finance from the University of Chicago and a MSEE and BSEE from Illinois Institute of Technology.

Mr. Johnson will participate in the non-employee director compensation arrangements established by the Company for non-employee directors. The Company will enter into its standard form of indemnification agreement with Mr. Johnson, substantially in the form filed herewith. There are no arrangements or understandings between Mr. Johnson and any other person pursuant to which he was appointed as a director, nor are there any family relationships between Mr. Johnson and any other executive officer or director of the Company. Mr. Johnson is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: October 25, 2021	By:	/s/ Kenneth L. Pollack
Kenneth L. Pollack
Senior Vice President, Chief Compliance Officer, General Counsel and Secretary